Exhibit 99
                               Signature Page

Designated Filer:              Blum Strategic GP, L.L.C.
Statement for Month/Day/Year:  June 15, 2004
Issuer & Symbol:               CB Richard Ellis Group, Inc.(CBG)
Address of each Reporting Person for this Form 4:
            909 Montgomery Street, Suite 400, San Francisco, CA 94133 Relationship to Issuer of each Reporting Person: 10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

June 16, 2004



BLUM STRATEGIC GP, L.L.C.               BLUM STRATEGIC PARTNERS, L.P.
                                        By:  BLUM STRATEGIC GP, L.L.C.,
                                              its general partner

By:  /s/ Gregory D. Hitchan             By:  /s/ Gregory D. Hitchan
     -----------------------                ---------------------------
     Gregory D. Hitchan,                     Gregory D. Hitchan,
     General Counsel                         General Counsel